Exhibit 99.1

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CenterPoint Energy reports strong Q1 2021 earnings

•	Q1 2021 earnings of $0.56 per diluted share; $0.59 per diluted share on a non-GAAP basis, including strong results from utility operations of $0.47

•	Reaffirming 2021 Utility EPS guidance (“Utility EPS”) range of $1.24—$1.26 and reiterating 6%—8% Utility EPS annual growth rate target

•	On path to deliver 10% compound annual rate base growth through $16 billion 5-year capital plan

•	Rollout of our transition to Net-Zero, as part of our ESG strategy, later this year

Houston - May 6, 2021 - CenterPoint Energy, Inc. (NYSE: CNP) today reported income available to common shareholders of $334 million, or $0.56 per diluted share, for the first quarter of 2021, compared to a loss available to common shareholders of $1,228 million, or a loss of $2.44 per diluted share, for the first quarter of 2020. First quarter 2020 results included after-tax non-cash impairment charges related to our midstream investments.

On a non-GAAP basis, first quarter 2021 earnings were $0.59 per diluted share, with $0.47 per diluted share from utility operations, and $0.12 per diluted share from midstream investments, compared to $0.50 per diluted share from utility operations and $0.10 per diluted share from midstream investments in first quarter 2020. The utility growth drivers, including organic growth, rate recovery and ongoing cost management contributed $0.09 per diluted share of favorable variance when compared to the first quarter of 2020. This was offset by the impact of $0.12 negative variance attributable to the May of 2020 equity issuance and one-time CARES Act benefit in the first quarter of 2020.

“The increasing strength of our utility operations contributed to our strong first quarter results,” said Dave Lesar, President and Chief Executive Officer of CenterPoint Energy. “We are developing a consistent track record of delivering on our financial and strategic objectives that we outlined during our 2020 Investor Day.”

Lesar added, “Regarding our financial objectives, we are reaffirming our 2021 Utility EPS range of $1.24 - $1.26. In addition, we are on a path to deliver on our industry-leading 10% compound annual rate base growth target which is supported by our current $16 billion 5-year capital plan. These investments, coupled with our O&M discipline and organic customer growth of approximately 2% per year, will advance us towards delivering on a consistent long-term 6% - 8% Utility EPS annual growth target while keeping rates affordable for our customers.”

“Regarding strategic objectives, we recently announced the agreement to sell our Arkansas and Oklahoma gas LDC businesses for $1.725 billion, net of winter storm related gas costs, representing a landmark valuation. At this sales price, we now anticipate that this transaction will provide us with approximately $300 million of incremental after-tax proceeds, compared to our Investor Day plan. These additional proceeds will now allow us the opportunity to begin to invest above our current $16 billion capital plan after the sale closes.”

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“Another strategic goal we are targeting later this year is the roll out of an industry-leading Net Zero ESG plan which is also in line with our commitments from Investor Day. I strongly believe that the strategy we laid out and the progress we have made so far more than demonstrates the unique value proposition CenterPoint offers,” said Dave Lesar.

Earnings Outlook

Given the recently announced merger between Enable and Energy Transfer, CenterPoint Energy will only be presenting a Utility EPS guidance range for 2021 as Enable did not provide 2021 guidance during its recent earnings call.

In addition to presenting its financial results in accordance with GAAP, including presentation of income (loss) available to common shareholders and diluted earnings (loss) per share, CenterPoint Energy provides guidance based on non-GAAP income and non-GAAP diluted earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure.

Management evaluates CenterPoint Energy’s financial performance in part based on non-GAAP income and non-GAAP earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s non-GAAP income and non-GAAP diluted earnings per share measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

(1) Utility EPS Guidance Range

•

The Utility EPS guidance range includes net income from Electric and Natural Gas segments, as well as after tax Corporate and Other operating income and an allocation of corporate overhead based upon the Utility’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes.

•	The Utility EPS guidance excludes:

•	Earnings or losses from the change in value of ZENS and related securities

•	Certain expenses associated with Vectren merger integration

•

Midstream Investments segment and associated income from the Enable preferred units and a corresponding amount of debt in addition to an allocation of associated corporate overhead and impact, including related expenses, associated with the merger between Enable and Energy Transfer

•	Cost associated with the early extinguishment of debt

•	Gain and impact, including related expenses, associated with gas LDC sales

In providing this guidance, CenterPoint Energy does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The 2021 Utility EPS guidance range also considers assumptions for certain significant variables that may impact earnings, such as customer growth and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings. In addition, the 2021 Utility EPS guidance range assumes a continued re-opening of the economy in CenterPoint Energy’s service territories throughout 2021. To the extent actual results deviate from these assumptions, the 2021 Utility EPS guidance range may not be met or the projected annual Utility EPS growth rate may change. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control.

(2) Midstream Investments EPS Expected Range

Midstream guidance is not initiated at this time as a result of a pending merger between Enable and Energy Transfer. CenterPoint Energy will continue to record its share of Enable’s earnings as well as basis difference accretion, earnings from the Enable preferred distributions net of an associated amount of debt, interest on the Midstream note, and an allocation of corporate overhead based on Midstream Investment segment’s relative earnings contribution until the transaction closes.

Upon closing of the transaction, CenterPoint Energy’s investment in Energy Transfer will be accounted for as an equity method investment with a fair value option. Following the closing of the transaction, CenterPoint Energy will establish Midstream Investments EPS expected range based on the distributions from Energy Transfer and the debt and corporate allocations previously described as a component of our Midstream Investments, excluding market-to-market gains or losses recorded for the Energy Transfer investments.

Reconciliation of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

Quarter Ended
March 31, 2021
	Utility Operations		Midstream Investments		Corporate and Other (5)		Consolidated
	Dollars in millions	Diluted EPS (1)	Dollars in millions	Diluted EPS (1)	Dollars in millions	Diluted EPS (1)	Dollars in millions	Diluted EPS (1)
Consolidated income (loss) available to common shareholders	$304		$71		$(41)		$334
Add back: Series B preferred stock dividend(2)	—		—		17		17

Consolidated income (loss) available to common shareholders—diluted and diluted EPS(1)	$304	$0.48	$71	$0.12	$(24)	$(0.04)	$351	$0.56
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $4)(3)(4)	—	—	—	—	19	0.03	19	0.03
Indexed debt securities (net of taxes of $5)(3)	—	—	—	—	(21)	(0.03)	(21)	(0.03)
Impacts associated with the Vectren merger (net of taxes of $1)(3)	2	—	—	—	—	—	2	—
Cost associated with the early extinguishment of debt (net of taxes of $6)(3)	—	—	—	—	21	0.03	21	0.03
Corporate and Other Allocation	(7)	(0.01)	2	—	5	0.01	—	—

Consolidated on a non-GAAP basis	$299	$0.47	$73	$0.12	$—	$—	$372	$0.59

(1)

Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Midstream Investments and Corporate and Other are non-GAAP financial measures.

(2)	To reflect income and earnings per diluted share as if the Series B preferred stock were converted to common stock

(3)	Taxes are computed based on the impact removing such item would have on tax expense

(4)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

(5)	Corporate and Other, plus income allocated to preferred shareholders

Quarter Ended
March 31, 2020
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income (loss) available to common shareholders and diluted EPS (3)	$67	$0.13	$(1,127)	$(2.24)	$(22)	$(0.04)	$(146)	$(0.29)	$(1,228)	$(2.44)
Timing effects impacting CES (1):
Mark-to-market (gains) losses (net of taxes of $11)(4)	—	—	—	—	—	—	(35)	(0.07)	(35)	(0.07)
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $30)(4)(5)	—	—	—	—	114	0.23	—	—	114	0.23
Indexed debt securities (net of taxes of $28)(4)	—	—	—	—	(107)	(0.21)	—	—	(107)	(0.21)
Impacts associated with the Vectren merger (net of taxes of $1)(4)	—	—	—	—	6	0.01	—	—	6	0.01
Severance costs (net of taxes of $2, $0)(4)	6	0.01	—	—	1	—	—	—	7	0.01
Impacts associated with the sales of CES(1) and CIS(2) (net of taxes of $28)(4)	—	—	—	—	—	—	206	0.41	206	0.41
Losses on impairment (net of taxes of $0, $379)(4)	185	0.37	1,177	2.34	—	—	—	—	1,362	2.71
Corporate and Other Allocation	(5)	(0.01)	(1)	—	8	0.01	(2)	—	—	—
Exclusion of Discontinued Operations(7)	—	—	—	—	—	—	(23)	(0.05)	(23)	(0.05)

Consolidated on a non-GAAP basis	$253	$0.50	$49	$0.10	$—	$—	$—	$—	$302	$0.60

(1)	Energy Services segment

(2)	Infrastructure Services segment

(3)

Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Midstream Investments, Corporate and Other and Discontinued Operations are non-GAAP financial measures.

(4)	Taxes are computed based on the impact removing such item would have on tax expense

(5)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

(6)	Corporate and Other, plus income allocated to preferred shareholders

(7)	Results related to discontinued operations are excluded from the company’s non-GAAP results

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. A copy of that report is available on the company’s website, under the Investors section. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, May 6, 2021, at 7:00 a.m. Central time/8:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

About CenterPoint Energy, Inc.

As the only investor owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. As of March 31, 2021, the company owned approximately $36 billion in assets and also owned 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 9,500 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Forward-looking Statements

This news release includes, and the earnings conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release or on the earnings conference call regarding capital investments, rate base growth and our ability to achieve it, future earnings and guidance, including long-term growth rate, and future financial performance and results of operations, including with respect to regulatory actions, the expected closing of, or proceeds from the merger between Enable and Energy Transfer or the sale of our Arkansas and Oklahoma gas LDC businesses, customer rate affordability, value creation, opportunities and expectations, ESG strategy, including transition to Net-Zero, or ESG plan rollout and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release or discussed on the earnings conference call speaks only as of the date of this release or the earnings conference call.

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include, but are not limited to, risks and uncertainties relating to: (1) the performance of Enable, the amount of cash distributions CenterPoint Energy receives from Enable, and the value of CenterPoint Energy’s interest in Enable; (2) the integration of the businesses acquired in the merger with Vectren Corporation (Vectren), including the integration of technology systems, and the ability to realize additional benefits and commercial opportunities from the merger;

(3) financial market and general economic conditions, including access to debt and equity capital and the effect on sales, prices and costs; (4) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand; (5) actions by credit rating agencies, including any potential downgrades to credit ratings; (6) the timing and impact of regulatory proceedings and actions and legal proceedings, including those related to the February 2021 winter storm event; (7) legislative decisions, including tax and developments related to the environment such as global climate change, air emissions, carbon, waste water discharges and the handling of coal combustion residuals, among others, and CenterPoint Energy’s carbon reduction targets; (8) the impact of the COVID-19 pandemic; (9) the recording of impairment charges, including any impairments related to CenterPoint Energy’s investment in Enable; (10) weather variations and CenterPoint Energy’s ability to mitigate weather impacts, including impacts from the February 2021 winter storm event; (11) changes in business plans; (12) CenterPoint Energy’s ability to fund and invest planned capital, and timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment, including costs associated with the February 2021 winter storm event; (13) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses, including the announced sale of our Natural Gas businesses in Arkansas and Oklahoma, which may not be completed or result in the benefits anticipated by CenterPoint Energy, and the proposed merger between Enable and Energy Transfer, which may not be completed or result in the benefits anticipated by CenterPoint Energy or Enable; (14) CenterPoint Energy’s ability to execute operations and maintenance management initiatives; and (15) other factors discussed in CenterPoint Energy’s March 31, 2021 Form 10-Q and 2020 Form 10-K, including in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” sections of such reports, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.